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         The Right to Exercise Warrants Expires on October 22,
         1997, at 5:00 p.m. New York City Time.
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                          GLASGAL COMMUNICATIONS, INC.

                                20C Commerce Way
                            Totowa, New Jersey 07512
                                 (201) 890-4800

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                       NOTICE OF REDEMPTION OF REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                              --------------------



To the Holders of Publicly Traded
Redeemable Common Stock Purchase Warrants of Glasgal Communications, Inc.

                  NOTICE  IS  HEREBY  GIVEN  pursuant  to  Section  9(b) of that certain Warrant Agreement, dated as of September 21, 1995 (the "Warrant Agreement"), between Glasgal Communications, Inc. (the "Company") and Continental Stock Transfer & Trust Company (the "Warrant Agent"), that the Company will redeem all of its outstanding publicly traded Redeemable Common Stock Purchase Warrants (the "Warrants") on October 23, 1997 (the "Redemption Date"), at a redemption price of $.05 per Warrant. Accordingly, holders of Warrants desiring to exercise their Warrants must do so prior to the Exercise Termination Time (as such term is defined below).

                  Each Warrant currently entitles the registered holder thereof to acquire one share of the Company's common stock, $.001 par value per share (the "Common Stock"), at a price of $3.75 per share. In lieu of having the Company redeem a registered holder's Warrants, such registered holder shall have the right, exercisable in the manner provided in the Warrant Agreement, to exercise such holder's Warrants. On September 19, 1997, the closing bid price for the Company's Common Stock as reported by the Nasdaq Small-Cap Market was $6.94 per share.

                  THE RIGHT TO EXERCISE THE WARRANTS SHALL TERMINATE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 1997 (THE "EXERCISE TERMINATION TIME"). Any holder who wishes to exercise its, his or her Warrants must exercise such Warrants prior to the Exercise Termination Time.

                  The Warrants may be exercised upon surrender of the certificates evidencing the Warrants with the "Subscription Form" on the reverse side of the certificate filled out and executed as indicated, accompanied by the payment of the full exercise price for the shares of Common Stock being acquired upon the exercise of the Warrant, all of which must be received by the Warrant Agent on or prior to the Exercise Termination Time at the following address:

                           Continental Stock Transfer & Trust Company
                           2 Broadway
                           New York, New York 10004
                           (212) 509-4000 ext. 545

                  While the Warrants permit the payment to be made in the form of cash or certified check, it is suggested that cash not be used as a form of payment. Checks should be made payable to the order of "CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AGENT GLASGAL COMMUNICATIONS, INC."

                  Holders exercising their Warrants must fill out and execute the Subscription Form exactly as indicated, including completing the number of Warrants being exercised and providing their Social Security number or tax identification number.

                  If a holder elects not to exercise its, his or her Warrants by the Exercise Termination Time, such holder shall receive payment thereafter of the redemption price of $.05 per Warrant by delivery of the certificate or certificates representing the Warrants to the Warrant Agent at the above address. Upon the Warrant Agent's receipt of a certificate or certificates representing Warrants not being exercised or not exercised by the Exercise Termination Time, together with a request for redemption, the Warrant Agent will mail a check for the aggregate redemption price of the Warrants evidenced thereby to the registered holder of the Warrants at the address specified by such holder, or if no address is so specified, at the last address of the holder as shall then appear on the records of the Warrant Agent.

                  The method of delivery of certificates representing Warrants to the Warrant Agent is at the election and risk of the holder, but delivery will be deemed effective only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that the holder use properly insured registered mail with return receipt requested.

                  Joseph Stevens & Company, L.P. is the Company's exclusive third-party warrant solicitation agent and shall receive a commission of 5% of all exercised warrants as provided in the Warrant Agreement.

                  Inquiries and requests for assistance may be directed to your broker or other advisors, the Warrant Agent, or to Glasgal Communications, Inc., 20C Commerce Way, Totowa, New Jersey 07512, Attention: James M. Caci, Chief Financial Officer, (201) 890-4800. WARRANT CERTIFICATES AND PAYMENTS OF THE EXERCISE PRICE SHOULD NOT BE SENT TO THE COMPANY; THEY SHOULD BE SENT DIRECTLY TO THE WARRANT AGENT AT THE ADDRESS SET FORTH ABOVE.

                  The Company reserves full discretion to determine whether the documentation with respect to exercised Warrants is complete and generally to determine all questions as to exercise, including the date and hour of receipt of an exercise, the propriety of execution of any document and other questions as to the eligibility or acceptability of any exercise. The Company reserves the right to reject any exercise not set in proper form or to waive any irregularities or conditions, and the Company's interpretation of these instructions will be final. All improperly exercised Warrants will be returned, unless irregularities are waived, without cost to the exercising warrantholder.

               HOLDERS OF WARRANTS ARE ENCOURAGED TO CONTACT THEIR BROKERS OR OTHER ADVISORS REGARDING THE WARRANT REDEMPTION.

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